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                                                               EXHIBIT 23.1

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 12, 1999 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-78093) and the related Prospectus of Global Imaging Systems, Inc. for the registration of $100 million of 10.75% Senior Subordinated Notes due 2007.

                                          /s/ Ernst & Young LLP

Tampa, Florida

July 23, 1999